                                                              EXHIBIT 10(iii)(x)



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is made as of October 1, 2000 (the "Agreement") by and among Armstrong World Industries, Inc., a Pennsylvania corporation (the "Company"), its parent, Armstrong Holdings, Inc., a Pennsylvania corporation ("Holdings"), and Marc R. Olivie, an individual and resident of Lancaster County, Pennsylvania (the "Executive");

                                   WITNESSETH:

         WHEREAS, the Executive is currently serving as the President of Worldwide Floor Products Operations of the Company; and

         WHEREAS, the Company desires to provide for the continued employment of the Executive and the Executive desires to serve the Company, in each case, on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINED TERMS.
         -------------

         The definitions of capitalized terms used in this Agreement, unless otherwise defined herein, are provided in the last Section hereof.

2.       EMPLOYMENT.
         ----------

         The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company and its subsidiaries and affiliates, on the terms and conditions set forth herein, during the Term of this Agreement.

3.       TERM OF AGREEMENT.
         -----------------

         The Term will commence on the date first above written (the "Effective Date") and shall continue until December 31, 2003. The parties agree that there shall be no extensions of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company may terminate this Agreement in the event of Executive's Disability; provided, that any such termination shall not, by itself, terminate the Executive's employment with the Company.

4.        POSITION AND DUTIES.
          -------------------

         During the Term of this Agreement, the Executive shall serve as President of Worldwide Floor Products Operations of the Company and shall also serve in any other executive officer position of the Company or its subsidiaries and affiliates as the Board of Directors of Holdings may reasonably request. The Executive shall be the chief executive of the Company's floor products division and shall have such duties and responsibilities as are customary for the Executive's position and such other duties not inconsistent therewith as the Board of Directors of Holdings may reasonably assign from time to time. During the Term of this Agreement, excluding any periods of vacation and sick leave to which the Executive may be entitled under the Company's policies and practices (as the same may be increased in the future), the Executive shall devote substantially all his working time and efforts to the business and affairs of the Company and its subsidiaries and affiliates and shall diligently and faithfully perform his duties to the best of his ability; provided, however, that the Executive may engage in activities relating to personal matters (including personal financial matters) and in such corporate, industry, civic and charitable activities, including membership on corporate and charitable boards of directors or trustees of non-affiliated companies and organizations, so long as such service does not substantially interfere with the performance of his duties hereunder or violate his obligations under Section 10 hereof.

5.   COMPENSATION AND RELATED MATTERS.
     --------------------------------

     5.1. HIRING AND RETENTION COMPENSATION.
          ---------------------------------

         (a) HIRING COMPENSATION. On the Effective Date, or as soon as
             -------------------
administratively practicable thereafter after the execution of this Agreement, the Company shall provide the executive a cash payment of $100,000.

         (b) RETENTION COMPENSATION. In addition to Base Salary and Incentive
             ----------------------
Compensation, as provided herein, the Company shall pay, or cause to be paid, to the Executive a special cash retention payment of $250,000, payable on December 28, 2001, provided the Executive is then still employed by the Company or by Holdings, or if the Executive is not so employed, his employment has been terminated by the Company without Cause.

     5.2. BASE SALARY. The Company shall pay, or cause to be paid, to the
          -----------
Executive an annual base salary ("Base Salary") during the Term of this Agreement, which shall be at an initial rate of $500,000 per year. The Base Salary shall be paid in accordance with the Company's payroll practices for its senior officers, but not less frequently than monthly, in arrears. For purposes of this Agreement, "Base Salary" shall include any increases in Base Salary during the Term of this Agreement. The Company will review the Executive's Base Salary effective April 1, 2002 and April 1, 2003 to consider possible increases in such base salary. Any decision to increase the Executive's Base Salary will be made in the sole discretion of the Company.

     The Base Salary in effect from time to time shall not be decreased during the Term of this Agreement except in connection with across-the-board salary reductions similarly affecting all senior officers of the Company and all senior officers of any person in control of the Company which have been agreed to by the Executive. Compensation of the Executive by Base Salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company. The Base Salary payments (including any increased Base Salary payments) shall not in any way limit or reduce any other obligation of

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the Company hereunder, and no compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's Base Salary.

     5.3. BENEFIT PLANS. During the Term, the Executive and his eligible
          -------------
dependents shall be entitled to participate in and receive benefits under all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA")), and employee benefit arrangements in which senior officers of the Company generally participate, including without limitation, (i) all savings, deferred compensation, profit sharing and retirement plans, practices, policies and programs and (ii) all welfare benefit plans, practices, policies and programs (including all medical, prescription, dental, disability, employee life insurance, group life insurance, group hospitalization, health, accidental death and travel accident insurance plans and programs) as are made generally available to senior officers of the Company, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, practices, policies and programs, including provisions which permit such plans, practices, policies and programs to be modified or terminated, provided, that if the Company reduces the benefits provided under or terminates any such employee benefit plan, practice, policy or program in which the Executive participates, the Company shall offer to the Executive participation in another plan or program that provides the Executive with benefits at least comparable to those that were reduced or eliminated. The Executive's participation in such employee benefit plans, practices, policies and programs shall be at a level appropriate for the Executive's position. Such employee benefit plans, practices, policies and programs, shall include, without limitation, the plans, programs, policies and practices in which the Executive participates on the date of this Agreement.

     5.4. INCENTIVE COMPENSATION. During the Term of this Agreement, the
          ----------------------
Executive shall be entitled to participate in and receive benefits under all annual incentive (bonus) plans and long-term incentive compensation plans in which other senior officers of the Company generally participate, including all restricted share, performance restricted share and stock option plans of the Company, except as set forth in this paragraph 5.4. The Executive's participation in such plans, or any exceptions to the Executive's general participation in such plans, is as follows:

          (a) In addition to any amount otherwise payable to Executive under the Management Achievement Plan for the calendar year 2000, the Company will pay, or will cause to be paid, to Executive, a supplemental Management Achievement Plan bonus of $250,000 on, or as soon as practicable after March 1, 2001, provided that Executive is employed by the Company or Holdings on March 1, 2001, or if the Executive is not so employed, his employment has been terminated by the Company without Cause.

          (b) For calendar year 2001, the Executive will participate in the Management Achievement Plan at a target bonus of $500,000. The Executive will be eligible to earn up to a maximum of $500,000 to the extent Company results, business unit results, and individual performance warrant this payout under the Incentive Payout Achievement Schedules. For purposes of the definition of "annual bonus" under the Executive's Individual Change in Control

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Agreement, the Executive's annual bonus earned for 2001 shall be the sum of
$500,000 plus the amount earned under the Management Achievement Plan.

          (c) For the calendar year 2001, the Executive will not be eligible to participate in any long-term incentive plan offering. In lieu of such payment, the Executive shall receive a payment of $500,000, payable on or about March 1, 2002.

          (d) For calendar years 2002 and 2003 the Executive will participate in the Company's standard executive compensation program where his target bonus will be 60 percent of base salary, and the targeted present value of his long-term incentive award will be 160 percent of base salary.

The Executive's long-term incentive plan participation for 2002 and 2003 will be based, on the Company's financial results for 2001, 2002 and 2003, except that for 2001 the results will be equal to the targeted financial performance regardless of the actual results. Any cash amounts payable to the Executive under the long term incentive plan for 2002 and 2003 shall both be paid in March, 2004.

          (e) (1) Any payment of annual incentive or long-term cash compensation, other than that described in Section 5.4(a) above, will be payable to the Executive without regard to whether the Executive is employed on the date of such payment. However, he must be employed on the last day of any performance period in order to receive any incentive or long-term compensation payment for that performance period, except in the case of Executive's termination due to death, Disability, the expiration of this Agreement or involuntary termination other than for Cause.

               (2) If any of the Executive's long term incentive awards are provided in stock options or performance shares, the performance shares and the stock options will continue to vest notwithstanding, the Executive's termination of employment at the end of the term of this Agreement, or the Executive's involuntary termination other than for Cause. However, the continued vesting of the performance shares will be dependent upon the fulfillment of the performance criteria contained in the performance share award.

               (3) Otherwise, all other terms and conditions of the annual incentive (bonus) plans and long-term incentive compensation plans shall apply to the Executive.

          (f) For the period of October 1, 2000, through December 31, 2000, the Executive's bonus under the business unit segment of the Management Achievement Plan will be based upon the higher achievement factor comparing Worldwide Building Products Operations with Worldwide Floor Products Operations.

     Otherwise, such incentive compensation shall be subject to, and on a basis consistent with the terms, conditions and overall administration of such plans, including provisions which permit such plans to be modified or terminated, provided, that if the Company reduces the incentive compensation opportunities provided under, or terminates any such plan in which the Executive participates, the Company shall offer to the Executive participation in another plan that provides the Executive with an incentive compensation opportunity at least comparable to

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that which was reduced or eliminated, which has been agreed to by the Executive.
Such incentive compensation plans shall include, without limitation, the plans in which the Executive participates on the date of this Agreement.

     5.5. OTHER BENEFITS. The Executive shall participate on the same terms and
          --------------
conditions as all other senior officers of the Company in all other benefit plans, programs, or arrangements as may be now or hereafter sponsored or maintained for senior officers of the Company generally and shall participate on the same terms and conditions as other senior officers generally participate.

     5.6. FRINGE BENEFITS. During the Term of this Agreement, the Executive
          ---------------
shall be entitled to receive all perquisites and fringe benefits which the Company makes available to senior officers of the Company generally, including, but not limited to, all perquisites and fringe benefits provided to the Executive on the date of this Agreement.

     5.7. EXPENSES. During the Term of this Agreement, the Executive is
          --------
authorized to incur, and shall be reimbursed by the Company for all reasonable and customary business-related expenses, including travel, entertainment, gifts and similar items, incurred by the Executive in connection with his employment hereunder.

     5.8. WORKING FACILITIES. During the Term of this Agreement, the Company
          ------------------
shall furnish the Executive with offices and working facilities in the Company's principal executive offices and shall provide secretarial and other assistance suitable to Executive's position and adequate for the performance of his duties hereunder.

     5.9. VACATION. During the Term of this Agreement, the Executive shall be
          --------
entitled to vacation in accordance with the Company's current policies and practices, and further provided that the Executive shall be entitled to not less than five (5) weeks of vacation to which Executive was entitled just prior to entering into this Agreement, or such greater period as the Board shall approve, without reduction in salary or other benefits.

     5.10. ANNUAL REVIEW. During the Term of this Agreement, the Company shall
           -------------
in good faith review the Executive's total compensation package (including but not limited to the Base Salary provided for in Section 5.2, the benefit plans provided for in Section 5.3 and the short and long-term incentive compensation opportunity provided for in Section 5.4) at least annually for possible increase, taking into account, among other things, (i) the performance of the Executive, (ii) the performance of the Company, and (iii) the overall compensation of executives in similar positions at comparable companies.

6.   COMPENSATION IN THE EVENT OF EXECUTIVE'S DISABILITY.
     ---------------------------------------------------

     During the Term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties hereunder as a result of incapacity due to physical or mental illness, the Company shall pay, or cause to be paid, to the Executive his Base Salary at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company for the benefit of the Executive during such period, until this Agreement is terminated by the Company for Disability; provided, however, that such payments shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company, which amounts were not previously applied to reduce any such payment.


7.   TERMINATION COMPENSATION AND BENEFITS.
     -------------------------------------

     7.1. If the Executive' employment is terminated for any reason during the Term of this Agreement, the Company shall pay to the Executive (or in accordance with Section 11.2 in the event of the Executive's death), (i) the Executive's Base Salary through the Date of Termination at the rate in effect immediately prior to the time the Notice of Termination is given, (ii) all compensation and benefits (other than severance compensation and benefits) payable to the Executive through the Date of Termination or thereafter under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, including any short-term or long-term incentive compensation to which the Executive is entitled, by virtue of previous awards, in accordance with the terms of the incentive plans in which Executive participates, and (iii) any unreimbursed expenses payable pursuant to Section 5.7 of the Agreement that were incurred before the Date of Termination.

     7.2. In the event the Executive's employment is terminated during the Term of this Agreement by the Executive for Good Reason, or by the Company for any reason other than Cause, death of the Executive or disability, (i) the Company shall pay, in addition to amounts payable under Sections 7.1 and 7.4, a cash severance benefit to the Executive which will be the greater of (a) the amount of Executive's Base Salary plus annual target bonuses that the Executive would have earned over the remainder of the Term of the Employment Agreement, or (b) One Million One Hundred Thousand ($1,100,000.00) Dollars, and (ii) the Company shall continue the benefits provided for in Section 5.3 of this Agreement for thirty-six (36) additional months after the Date of Termination. For the purposes of this Agreement, the phrase "Good Reason" shall have the same definition as in the individual Change in Control Agreement previously entered into by the Executive. Further provided, that in the event that Executive's employment is terminated under conditions that provide severance benefits under the Executive's individual Change in Control Agreement, then the terms of the individual's Change in Control Agreement shall control and the Executive shall be entitled to no severance benefits pursuant to this Agreement.

     7.3. If the Executive provides the Company with a minimum of ninety (90) days written advance notice to the Company of his voluntary termination at the end of the Term of this Agreement, then Executive shall receive severance pay in the amount of $1.1 million. This provision expires on December 31, 2003 and will not be extended. The Executive will not be eligible for this severance payment if the Executive voluntarily terminates his employment with the Company any time prior to December 31, 2003.

     7.4. If the Executive's employment is terminated for any reason during the Term of this Agreement, the Company shall pay the Executive's normal post-termination compensation and benefits (other than severance compensation and benefits) to the Executive as such payments become due. Such normal post-termination compensation and benefits (other than severance compensation and benefits) shall be determined under, and paid in accordance with the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements (other than this Agreement), as applicable.


     7.5. GROSS UP PAYMENTS.
          -----------------

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, benefit, or distribution by the Company or its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment ("Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 7.5(c) hereof, all determinations required to be made under this Section 7.5, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determinations, shall be made by the Company's principal outside accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Board and the Executive within fifteen (15) business days after the Date of Termination and/or such earlier date(s) as may be requested by the Company or the Executive (each such date and the Date of Termination shall be referred to as a "Determination Date" for purposes of this Section 7.5. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Section 7.5(b), shall be paid by the Company to the Executive within thirty (30) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm under this Section 7.5(b) shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 7.5(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of an Underpayment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim;

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

               (iii) cooperate with the Company in good faith in order to effectively contest such claim; and

               (iv) permit the Company to participate in any proceeding relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7.5(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7.5(c) hereof, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's compliance with the requirements of Section 7.5(c) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 7.5(c) hereof, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid.

               (e) The payments provided for in Section 7.5 hereof (other than Section 7.5(c) and (d)) shall be made not later than the thirtieth (30th) day following each Determination Date; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined by the Executive, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the forty-fifth
(45th) day after each Determination Date. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

8.   TERMINATION PROCEDURES.
     ----------------------

     8.1. NOTICE OF TERMINATION. During the Term of this Agreement, any
          ---------------------
purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 12 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and, in the case of a termination by the Company for Cause or by the Executive for Good Reason, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated

     8.2. DATE OF TERMINATION. "Date of Termination," with respect to any
          -------------------
purported termination of the Executive's employment during the Term of this Agreement, shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by the Executive other than for Good Reason, the date specified in the Notice of Termination (which shall not be less than ninety (90) days) after such Notice of Termination is given, (iii) if the Executive's employment is terminated by the Company for Cause, on the date that the Notice of Termination is sent by the Company in accordance with Section 8.1, (iv) if terminated pursuant to paragraph 7.2, the date shall be December 31, 2003, and (v) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which shall not be less than ninety (90) days) after such Notice of Termination is given.

9.   NO MITIGATION.
     -------------

     The Company agrees that, if the Executive's employment hereunder is terminated during the Term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company hereunder. Further, the amount of any payment or benefit provided for hereunder shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

10.  CONFIDENTIALITY AND NONCOMPETITION.
     ----------------------------------

     10.1. The Executive shall not, during or after the Term of this Agreement, without the prior written consent of the Company disclose to any entity or person any information which is treated as confidential by the Company or any of their subsidiaries or affiliates (each, a "Company Entity"), and is not generally known or available in to the public, provided, that the Executive may make disclosures of such confidential information (i) during the Term of this Agreement in the course of and to the extent required by and consistent with the performance of his duties hereunder, and (ii) to the extent required by law or legal process.

     10.2. (a) Except as permitted by the Company with its prior written consent, the Executive shall not, during the Executive's employment with the Company and for the period ending twenty-four (24) months after the Executive's employment with the Company terminates for any reason, directly or indirectly, own, enter into the employ of or render, any services (whether as a consultant or otherwise) to any person, firm or corporation within the United States or any foreign country in which the Company is doing or is contemplating doing business on the Date of Termination which is a competitor of any Company Entity with respect to products which any Company Entity is then producing or services which any Company Entity is then providing (a "Competitor"), or approach, canvass, solicit, or otherwise endeavor to entice away from the Company, any customer in respect of any service or product in any way competitive with the services or products supplied by any Company Entity to such customer, or solicit the services of, or endeavor to entice away from the Company, any director, executive officer or employee of the Company, without the written consent of the Company; provided, that it shall not be a violation of this provision for the Executive to be employed by, or render services to, a Competitor, if the Executive renders those services only with respect to those lines of business of the Competitor which are not directly competitive with a line of business of any Company Entity or are located in any country in which the Company does not do business and was not contemplating doing business on the Date of Termination.

          (b) If the Executive's employment is terminated pursuant to paragraph 7.2, and the Executive agrees not to receive the $ 1,100,000.00 severance payment set forth therein, then Executive may solicit employees of the Company. All other provisions remain in full force and effect.

          (c) The prohibitions contained in paragraphs 10.2(a) and 10.2(b) shall cease to apply if the Company or Holdings reject, including a court ordered rejection or termination, repudiate or breach this Agreement in any way, including the failure to pay in full when due the amounts to which the Executive is entitled hereunder and under his individual Change in Control Agreement.

     10.3. The Executive acknowledges and agrees that any breach of this Section 10 by the Executive will result in immediate and irreparable harm to the Company, the amount of which will be extremely difficult to ascertain, and that the Company could not be reasonably or adequately compensated by damages in an action at law. For these reasons, the Company shall have the right to obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect the Company against or on account of any breach by the Executive of the provisions of this Section 10 without proof of any actual damage caused to the Company.

11.  SUCCESSORS; BINDING AGREEMENT.
     -----------------------------

     11.1. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, bankruptcy or otherwise) to all or substantially all of the business and/or assets of the Company, or all or substantially all of the assets of the Company's line of business in which the Executive is employed, as the case may be, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement upon the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

     11.2. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

12.  NOTICES.
     -------

     For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addressees set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

         To the Company:

         Armstrong World Industries, Inc.
         2500 Columbia Avenue
         Lancaster, PA 17603
         Attention:  Vice President, Compensation and Benefits
         Telecopy:  717-396-6119

         To Holdings:

         Armstrong Holdings, Inc.
         2500 Columbia Avenue
         Lancaster, PA 17603
         Attention:  Executive Vice President, Human Resources
         Telecopy:  717-396-6119

         To the Executive:

         Marc R. Olivie

         At the Executive's residence address as maintained by the Company in the regular course of its business for payroll purposes.

13.      MISCELLANEOUS.
         -------------

         If the Executive, in his capacity as an officer, approves in writing, or if the Executive is elected as a director, if the Executive, in his capacity as a director, votes for any action that will adversely affect the Executive's rights under this Agreement, such vote or approval shall be deemed to constitute the Executive's consent to such action under this Agreement; otherwise, no provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officers as may be specifically designated by the Board. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement, in the letter to Executive from Matthew
J. Angelo dated November 7, 2000 and, as applicable to benefits under the Company's Retirement Income Plan, the letter to the Executive from George A. Lorch, dated August 31, 1996. Except as provided in the immediately preceding sentence, this Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled, except as otherwise provided in this Agreement. Nothing in this
Section 13 shall affect the Executive's rights under the Change in Control Agreement between the Company and the Executive. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to choice of law principles.

         All references to sections of the Code shall be deemed also to refer to any successor provisions to such sections. There shall be withheld from any payments provided for hereunder any amounts required to be withheld under federal, state or local law and any additional withholding amounts to which the Executive has agreed. The obligations under this Agreement of the Company or the Executive which by their nature and terms require satisfaction after the end of the Term shall survive such event and shall remain binding upon such party.

14.      VALIDITY.
         --------

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

15.      COUNTERPARTS.
         ------------

         This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

16.      SETTLEMENT OF DISPUTES; ARBITRATION.
         -----------------------------------

         All claims by the Executive for benefits under this Agreement shall be in writing and shall be directed to and initially determined by the Board. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. To the extent permitted by applicable law and subject to the right of the Company to seek equitable relief in a court pursuant to Section 10.3, any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Lancaster County, Pennsylvania, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

17.      FEES AND EXPENSES.
         -----------------

         The Company shall pay to the Executive all reasonable legal fees and expenses incurred by the Executive in disputing any termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement. Such payments shall be made within thirty (30) business days after delivery of the Executive's written request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

18.      COORDINATION OF BENEFITS.
         ------------------------

         Notwithstanding anything in this Agreement to the contrary, if the Executive is paid "Severance Payments" under that certain Agreement dated between the Company and the Executive in connection with a Change in Control (as defined therein), then this Agreement (including Section 10.2 hereof) shall forthwith terminate and the Executive shall not be entitled to the payment of any amounts under this Agreement other than pursuant to
Section 7.1 hereof (and any amounts theretofore paid to the Executive pursuant to Section 7.2, hereof shall be credited against any "Severance Payments" to which the Executive is entitled under said Change in Control Agreement).

19.      HOLDINGS AS ADDITIONAL PARTY AND OBLIGOR. Armstrong Holdings, Inc.,
         ----------------------------------------
agrees to be jointly and several bound by the terms of this Agreement, and agrees to timely discharge any obligation of the Company hereunder not discharged by the Company, including, without limitation, the Company's obligations to pay compensation, and to provide benefits, to Executive under Sections 5, 6 and 7 hereof.

20.      DEFINITIONS.
         -----------

         For purposes of this Agreement, the following terms shall have the meaning indicated below:

          (a) "Base Salary" shall have the meaning stated in Section 5.2 hereof.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Cause" for termination by the Company of the Executive's employment, for purposes of this Agreement, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties hereunder (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 8.1) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, including but not limited to fraud or embezzlement by the Executive, or (iii) the Executive's conviction (or entering into a plea bargain admitting guilt) of any felony, or
(iv) a material breach by the Executive of this Agreement, including a violation of Section 10. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

          (d) "Company Entity" shall have the meaning stated in Section 10.1 hereof.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Date of Termination" shall have the meaning stated in Section 8.2 hereof.

          (g) "Disability" shall be deemed the reason for the termination of this Agreement by the Company, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties hereunder for a period of six
(6) consecutive months.

          (h) "Executive" shall mean the individual named in the first paragraph of this Agreement.

          (i) "Excise Tax" shall have the meaning stated in Section 7.5(a) hereof.

          (j) "Gross-Up Payment" shall have the meaning stated in Section 7.5(a) hereof.

          (k) "Notice of Termination" shall have the meaning stated in Section
8.1 hereof.

          (l) "Severance Payments" shall mean those payments described in
Section 7.2 hereof.

          (m) "Term" shall have the meaning stated in Section 3 hereof.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                   ARMSTRONG WORLD INDUSTRIES, INC.


                   By:
                      -----------------------------------------------------
                      Name:  E. Follin Smith
                      Title:  Senior Vice President and Chief Financial Officer


                   ARMSTRONG HOLDINGS, INC.


                   By:
                      -----------------------------------------------------
                      Name:  Matthew J.  Angello
                      Title:  Senior Vice President, Human Resources


                   EXECUTIVE


                   --------------------------------------------------------
                   Marc R. Olivie